UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2006

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, the Board of Directors of Lexmark International, Inc. (the “Company”) elected Kathi P. Seifert to the Board of Directors to fill a vacancy in its Class I Directors with terms expiring at the 2007 Annual Meeting of Stockholders. Ms. Seifert was also appointed to the Compensation and Pension Committee of the Board of Directors.

Ms. Seifert, age 57, is Chairman of Pinnacle Perspectives, LLC. Ms. Seifert retired as Executive Vice President of Kimberly-Clark Corporation in 2004, after serving in various marketing positions with the company since 1978. Previously, Ms. Seifert worked in various marketing positions at Procter and Gamble, Beatrice Foods and Fort Howard Paper Company. Ms. Seifert also serves as a director of Albertson’s, Inc., Appleton Papers, Inc., Eli Lilly & Company, and Revlon, Inc.

In a separate action, at the Company’s 2006 Annual Meeting of Stockholders, the stockholders of the Company reelected Michael J. Maples, Stephen R. Hardis, William R. Fields and Robert Holland, Jr. as Class III Directors with terms expiring at the 2009 Annual Meeting of Stockholders.

A copy of the press release issued by the Company on April 27, 2006 announcing the election of Ms. Seifert to the Board of Directors is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description of Exhibit

99.1     Press Release issued by Lexmark International, Inc., dated April 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXMARK INTERNATIONAL, INC.
(Registrant)

	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

Date: May 1, 2006

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1    Press Release issued by Lexmark International, Inc., dated April 27, 2006.